MPS Group Announces Third Quarter Results In Line With Management Guidance


JACKSONVILLE, FL (October 28, 2003) - MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting, and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2003. The Company reported revenue of $279 million and diluted net income per common share of $0.06 for the quarter. Results for the period were within the range of guidance previously provided by Company management.

                              Third Quarter Summary

          o Revenue of $279 million

          o EBITDA of $14.1 million and operating income of $9.8 million

          o Diluted net income per common share of $0.06, an increase from $0.05 in the third quarter of 2002

          o Cash flow from operations of $13.7 million

          o Cash balance of $109 million as of September 30, 2003

          o Strategic acquisition of LawCorps to further enhance the Company's leadership position in the legal services market


                            Business Unit Performance

During the third quarter, in aggregate, the Company experienced sequential increases versus the second quarter of 2003 in revenue, gross margin and billable headcount in its staffing business units: information technology (IT), finance and accounting, engineering, legal, and healthcare. These increases appear to reflect the early stages of a hiring recovery, as employers have historically tended to test the market coming out of recessions by hiring contingent labor resources first and permanent staff later.

The Company's professional services division revenue rose 4.5% and operating income was up 26.7% sequentially versus the second quarter of 2003. The two strongest performers were the legal staffing and accounting staffing units. Special Counsel, the Company's legal staffing unit, delivered a 12.0% sequential increase in revenue versus the second quarter of 2003, aided by its August acquisition of LawCorps. The Company's accounting staffing unit, comprised of Badenoch & Clark in the United Kingdom and Accounting Principals in the United States, delivered a 7.4% sequential increase in revenue versus the second quarter of 2003. Softness in demand in the Company's counter-cyclical outplacement unit had a negative impact on performance for the quarter in the Company's professional services division.


Modis, the Company's information technology (IT) staffing division, experienced a moderate improvement in demand for IT services in its North America operations as measured by an increase in billable headcount over the course of the quarter and continued strong RFP (Request For Proposal) activity. However, performance for the quarter in Modis' North American operations was negatively affected by a loss of billable hours attributable to the effects of Hurricane Isabel and the blackout in the northeastern United States. While billable headcount in Modis' United Kingdom operations increased moderately over the course of the third quarter, a shift in mix toward lower-end skills resulted in slightly reduced revenue sequentially versus the second quarter.

Idea Integration, the Company's IT solutions division, experienced reduced revenue sequentially versus the second quarter of 2003. While Idea remained profitable on an operating income basis for the fifth consecutive quarter, the wind-down of a large, multi-year project at a leading healthcare company had a negative impact on revenue and earnings.


                        Financial Position and Cash Flow

The Company generated $13.7 million of cash flow from operations during the third quarter and increased its cash position to $109 million. The Company's existing credit facility expired as of October 27, 2003 with no outstanding borrowings under the facility. The Company expects to close on a new credit facility in the fourth quarter.


                               Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, "We are encouraged by the growth in revenue and billable headcount we have seen in our staffing units, particularly in the legal and accounting markets. At this point, the technology services market is not as robust as the professional services markets, but we are hopeful we will see better conditions soon based on the activity we have seen. We believe we are well positioned for growth in an improving economy."

"Although we are encouraged by the positive trends in our staffing units, we anticipate that our expectations of moderate growth in revenue per day will be offset by the loss of billing days caused by the seasonal impact of the fourth quarter," stated Robert Crouch, MPS Chief Financial Officer. "Therefore, we expect our revenue and diluted net income per common share for the fourth quarter to be in the range of $265 million to $280 million and $0.03 to $0.05, respectively."


                         Conference Call Scheduled Today

The live broadcast of MPS Group's conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company's website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5510.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. on November 4. To access the telephonic replay, please dial (719) 457-0820 and enter 562165 when prompted for the reservation code. The link for the online replay may also be found on the Company's website.


                                 About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.

                           Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in general and in the Company's industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company's services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company's ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company's ability to retain significant existing customers or obtain new customers; the Company's ability to recruit, place and retain consultants and professional employees; the Company's ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company's operations, including possible changes to regulations relating to benefits for consultants and temporary personnel; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company's filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "will," "may," "should," "could," "expects," "plans," "hopes," "indicates," "projects," "anticipates," "believes," "estimates," "appears," "predicts," "potential," "continues," "would," or "become," or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2002 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company's management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

                               MPS Group, Inc.
                        Unaudited Operating Highlights
                   (in thousands, except per share amounts)

                              Three Months Ended         Nine Months Ended
                                 September 30,              September 30,
                            ----------------------    ----------------------
                               2003         2002         2003         2002
                            ---------    ---------    ---------    ---------
    Operating Highlights:
    Revenue:
      IT Services           $ 125,266    $ 143,650    $ 380,142    $ 440,371
      Professional Services   136,459      125,755      394,020      370,293
      IT Solutions             17,111       20,023       55,376       63,870
                            ---------    ---------    ---------    ---------
    Total revenue             278,836      289,428      829,538      874,534

    Gross profit:
      IT Services              28,851       30,792       85,789       92,958
      Professional Services    39,642       37,873      113,788      112,644
      IT Solutions              5,965        7,270       20,585       21,112
                            ---------    ---------    ---------    ---------
    Total gross profit         74,458       75,935      220,162      226,714
                            ---------    ---------    ---------    ---------
    General and
     administrative expenses   60,363       60,307      182,121      188,404
    Depreciation and
     intangibles amortization   4,301        5,456       13,360       15,379
                            ---------    ---------    ---------    ---------
    Total operating expenses   64,664       65,763      195,481      203,783
                            ---------    ---------    ---------    ---------
    Income from operations      9,794       10,172       24,681       22,931
    Interest and other
     expense, net                 186       (1,206)         170       (3,761)
                            ---------    ---------    ---------    ---------
    Income before provision
     for income taxes and
     cumulative effect of
     accounting change          9,980        8,966       24,851       19,170
    Provision for
      income taxes              3,992        3,676       10,101        7,758
                            ---------    ---------    ---------    ---------
    Income before
     cumulative effect
     of accounting change       5,988        5,290       14,750       11,412
    Cumulative effect
     of accounting change,
     net of tax benefit           --           --           --      (553,712)
                            ---------    ---------    ---------    ---------
    Net income (loss)       $   5,988    $   5,290    $  14,750    $(542,300)
                            =========    =========    =========    =========
    Diluted net income per
     common share before
     cumulative effect of
     accounting change      $    0.06    $    0.05    $    0.14    $    0.11
    Cumulative effect of
     accounting change,
     net of tax benefit           --           --           --         (5.41)
                            ---------    ---------    ---------    ---------
    Diluted net income
     (loss) per common
      share                 $    0.06    $    0.05    $    0.14    $   (5.30)
                            =========    =========    =========    =========
    Diluted common
     shares outstanding       104,866      103,115      103,515      102,303
                            =========    =========    =========    =========

                                                              As of
                                                      ----------------------
                                                      Sept. 30,     Dec. 31,
                                                         2003         2002
                                                      ---------    ---------
    Cash and cash equivalents                         $ 108,910    $  66,934
    Working capital                                     200,096      171,931
    Total assets                                        914,433      897,983
    Long-term debt                                          500            -
    Stockholders' equity                                803,889      781,559


                               MPS Group, Inc.
       Reconciliation of Non-GAAP Financial Measures to Most Comparable
                           GAAP Financial Measures
                                (in thousands)

                              Three Months Ended        Nine Months Ended
                                 September 30,             September 30,
                            ----------------------    ----------------------
                               2003         2002         2003         2002
                            ---------    ---------    ---------    ---------
   MPS Group, Inc.
    EBITDA                  $  14,095    $  15,628    $  38,041    $  38,310
    Depreciation and
     intangibles amortization   4,301        5,456       13,360       15,379
                            ---------    ---------    ---------    ---------
    Income from operations      9,794       10,172       24,681       22,931
    Interest and other
     expense, net                 186       (1,206)         170       (3,761)
                            ---------    ---------    ---------    ---------
    Income before provision
     for income taxes and
     cumulative effect of
     accounting change          9,980        8,966       24,851       19,170
    Provision for
     income taxes               3,992        3,676       10,101        7,758
                            ---------    ---------    ---------    ---------
    Income before
     cumulative effect
     of accounting change       5,988        5,290       14,750       11,412
    Cumulative effect
     of accounting change,
     net of tax benefit           --           --           --      (553,712)
                            ---------    ---------    ---------    ---------
    Net income (loss)       $   5,988    $   5,290    $  14,750    $(542,300)
                            =========    =========    =========    =========


The term "cash flow from operations" is a GAAP financial measure titled "Net cash provided by operating activities" on the Company's Consolidated Statement of Cash Flows.

The term "operating income" is a GAAP financial measure titled "Income from operations" on the Company's Consolidated Statement of Income.